     As filed with the Securities and Exchange Commission on August 31, 1998
                                                      Registration No. 333-29339
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              i2 TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                         7372                          75-2294945
(State or other jurisdiction of                 (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)                  Classification Code Number)         Identification Number)

                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                                 (214) 860-6000
              (Address, including zip code, and telephone number,
      including area code, of the registrant's principal executive offices)

                                   ----------

                                  DAVID F. CARY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                                 (214) 860-6000
                            TELECOPY: (214) 860-6062
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                                RONALD G. SKLOSS
                         BROBECK, PHLEGER & HARRISON LLP
                         301 CONGRESS AVENUE, SUITE 1200
                               AUSTIN, TEXAS 78701
                                 (512) 477-5495
                            TELECOPY: (512) 477-5813

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


                              i2 TECHNOLOGIES, INC.


This registration statement, as amended to the date of its effectiveness (July 29, 1997), registered the sale from time to time of up to 2,970,554 shares (as adjusted to reflect a two-for-one split effected on June 2, 1998) of the Common Stock of the registrant by the stockholders name therein. Of this amount, the selling stockholders sold an aggregate of 280,998 shares. The offering has now been terminated. Accordingly, the registrant hereby deregisters 2,689,556 shares of the Common Stock originally covered by the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 31 day of August, 1998.

                                                   i2 TECHNOLOGIES, INC.


                                                   By: /s/ David F. Cary
                                                       -------------------------
                                                       David F. Cary
                                                       Vice President and Chief
                                                       Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         NAME                          TITLE                          DATE
         ----                          -----                          ----

/s/ Sanjiv S. Sidhu*                  Chairman of the Board      August 31, 1998
---------------------------------     and Chief Executive
Sanjiv S. Sidhu                       Officer (Principal
                                      executive officer)


/s/ Kanna N. Sharma*                  Vice Chairman of the       August 31, 1998
---------------------------------     Board, Executive Vice
Kanna N. Sharma                       President and Secretar


/s/ David F. Cary                     Vice President and         August 31, 1998
---------------------------------     Chief Financial Office
David F. Cary                         (Principal financial
                                      and accounting officer

/s/ Harvey B. Cash*                   Director                   August 31, 1998
---------------------------------
Harvey B. Cash


/s/ Thomas J. Meredith*               Director                   August 31, 1998
---------------------------------
Thomas J. Meredith

/s/ Sandeep R. Tungare*               Director                   August 31, 1998
---------------------------------
Sandeep R. Tungare

* By:/s/ David F. Cary
     ----------------------------
      David F. Cary
      Attorney-in-Fact